Document Processing Fee
     If  document  is  on  paper:                   $25.00
     If  document  is  filed  electronically:       Currently  Not  Available
Fees are subject to change. For electronic filing and to obtain copies  of  filed  documents  visit
     www.sos.state.co.us Deliver paper documents to:
     -------------------
Colorado Secretary of State Business Division
     1560  Broadway,  Suite  200
     Denver,  CO  80202-5169
     Paper documents must be typed or  machine printed.
                                               ABOVE SPACE FOR OFFICE USE ONLY
                                               ABOVE SPACE FOR OFFICE USE ONLY
Paper documents must be typed or machine printed.

                              ARTICLES OF AMENDMENT
    filed pursuant to Sec.7-90-301, et seq. and Sec.7-110-106 of the Colorado
                            Revised Statutes (C.R.S.)

ID number:                                     20031402340
                                               -----------
1.   Entity  name:
                                               Vertica Software, Inc.
                                               ----------------------
                                              (If changing the name of the
                                               corporation, indicate name BEFORE
                                               the name change)

2.   New  Entity  name:
     (if  applicable)

                                               New Century Energy Corp.
                                               ------------------------

3.   Use of Restricted Words (if any of
     these Terms are contained in an               "bank" or "trust" or any
                                               ----
     entity name, true derivative                  "credit union"      "savings
                                               ----               ----
     thereof name of an entity, trade              "insurance", "casualty",
                                               ----
     name or trademark and loan" stated       "mutual", or "surety
     in this document, make the
     applicable  selection):

4.   Other  amendments,  if  any,  are  attached.

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6.   If  the  corporation's  period  of  duration
     as  amended  is  less  than  perpetual,  state
     the  date  on  which  the  period  of  duration
     expires:
                                                  ----------------
                                                  (mm/dd/yyyy)

OR

     If  the corporation's period of duration as amended is perpetual, mark this
     box:    X
            ---

7.   (Optional)  Delayed  effective  date:        November 1, 2004
                                                  ----------------
                                                  (mm/dd/yyyy)

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

8.   Name(s) and address(es) of the
     individual(s) causing the document
     to be delivered for filing:           Owens    Danyel
                                           -------------------------------------
                                          (Last)   (First)   (Middle)   (Suffix)

                                          c/oSonfield & Sonfield
                                          --------------------------------------
                             (Street name and number or Post Office information)
                                          770 South Post Oak Lane. Suite 435
                                          --------------------------------------
                                           Houston      TX           77056
                                          --------------------------------------
                                           (City)    (State)   (Postal/Zip Code)
                                          713-877-8333
                                          --------------------------------------
                               (Province - if applicable)  (Country - if not US)

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box and include an attachment stating the name and address of such individuals.)

DISCLAIMER:
This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.

     4. The board of directors can adopt, without shareholder action, one or more amendments to the Articles of Incorporation.